Exhibit 10.25

FIRST AMENDMENT TO SUPPLY AGREEMENT

This First Amendment to Supply Agreement (the “Amendment”) is entered into effective as of June 12, 2014 (the “Amendment Effective Date”) by and between Gen-Probe Incorporated, a Delaware corporation, having a principal place of business at 10210 Genetic Center Drive, San Diego, California 92121-4362 (“Gen-Probe”), and Roka Bioscience, Inc., a Delaware corporation, having a principal place of business at 20 Independence Boulevard, 4th Floor, Warren, New Jersey 07059 (“Roka”).

RECITALS

WHEREAS, Gen-Probe and Roka entered into that certain Supply Agreement effective as of May 27, 2011 (the “Supply Agreement”); and

WHEREAS, Gen-Probe and Roka wish to amend the Supply Agreement to modify the terms of Section 5.1 (Delivery) and Section 6.2 (Invoice and Payment for Product) with respect to the designated distribution and cross-dock facilities used by Gen-Probe to supply Panther Instruments and related spare parts to Roka.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

TERMS

1.	Definitions. All capitalized terms used in this Amendment but not otherwise defined herein will have the respective meaning given to such terms in the Supply Agreement.

2.	Amendment to Section 5.1. Section 5.1 of the Supply Agreement is hereby amended and restated to read in its entirety as follows:

5.1 Delivery. All Panther Instruments supplied to Roka under this Supply Agreement shall be EXW (Incoterms 2000) one of the facilities identified on Schedule 5.1 attached hereto (each such facility, a “Designated Shipping Facility”). Gen-Probe shall be entitled to amend Schedule 5.1 by providing Roka with thirty (30) days’ prior written notice thereof to add or remove Designated Shipping Facilities or otherwise modify information with respect to any such Designated Shipping Facility without the Parties having to formally amend the terms of this Supply Agreement. Roka shall be responsible for all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of Panther Instruments purchased by Roka hereunder. Title and risk of loss and damage to the Panther Instruments purchased by Roka hereunder shall pass to Roka upon receipt by Roka’s designated carrier at the applicable Designated Shipping Facility.

3.	Amendment to Section 6.2. Section 6.2 of the Supply Agreement is hereby amended and restated to read in its entirety as follows:

6.2 Invoice and Payment for Product. For each Panther Instrument, Roka shall pay Gen-Probe the price set forth in Section 2.2 hereof, payable as set forth in this Article 6. Gen-Probe shall provide Roka with an invoice for the total price for each Panther Instrument concurrently with each delivery of such Panther Instrument. Each invoice shall, to the extent applicable, identify Roka’s Purchase Order number, Panther Instrument numbers, names and quantities, unit price and the total amount to be remitted by Roka. Of the total amount reflected on the invoice for the Panther Instrument(s), one-half shall be paid by Roka no later than forty-five (45) days after receipt of the invoice or delivery of the Panther Instruments covered by the invoice to the applicable Designated Shipping Facility, whichever occurs last, and the remaining one-half shall be paid in accordance with Section 6.3. Notwithstanding the foregoing, the payment terms for the first 75 Panther Instruments ordered by Roka hereunder (excluding Internal Use Instruments purchased by Roka under Section 5.15 above) shall be modified as follows: two-thirds of the total amount reflected on the invoice for the Panther Instrument(s) shall be paid by Roka no later than forty-five (45) days after receipt of the invoice or delivery of the Panther Instruments covered by the invoice to the applicable Designated Shipping Facility, whichever occurs last, and the remaining one-third shall be paid in accordance with Section 6.3. For the avoidance of doubt, Roka shall be entitled to appropriate reimbursement from Gen-Probe should any audit under Section 7.2 reveal that the actual Manufacturing Costs for a particular year were lower than the amount charged by Gen-Probe to Roka therefor.

4.	Addition of Schedule 5.1. A new Schedule 5.1 is hereby added to the Supply Agreement in the form attached hereto.

5.	No Other Amendments. Except as expressly provided in this Amendment, the Supply Agreement is, and shall continue to be, in full force and effect in accordance with its terms, without further amendment thereto.

6.	Counterparts; Facsimile Signature. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original document, and all of which, together with this writing, shall be deemed one instrument. This Amendment may be executed and delivered by facsimile or other electronic transmission (including .PDF) and upon such delivery the facsimile or other electronically transmitted signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

7.	Governing Law. This Amendment and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware applicable to agreements made and to be performed entirely in such state, without giving effect to the conflict of law principles thereof. This Amendment is effective on the Amendment Effective Date.

IN WITNESS WHEREOF, the parties to this Amendment, having read and understood the foregoing, acknowledge their legally binding acceptance of this Amendment by the signatures of their duly authorized representatives below.

GEN-PROBE INCORPORATED	ROKA BIOSCIENCE, INC.

/s/ Rohan F. Hastie	/s/ Paul G. Thomas
Rohan F. Hastie, Ph.D.	Paul G. Thomas
Division President, Diagnostics	Chief Executive Officer

Schedule 5.1

Designated Shipping Facilities

1.	Third Party Cross-Dock Facility in Switzerland:

Hologic, Inc.

c/o Agility Logistics AG

Frachtgebäude Südzone

4030 Basel Flughafen/Airport

Switzerland

2.	UK Distribution Center:

Hologic, Inc.

Waterside Court

Crewe Road

Wythenshawe

Manchester M23 9BE

England

3.	Third Party Distribution Center in Belgium:

Hologic, Inc.

c/o DSV Solutions NV

Eddastraat 21

Kennedy Industriepark

Bonded Warehouse

Gent, 9042

Belgium

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